Exhibit 10.18

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is entered into as of this 16th day of November, 2012, by and between BMR-201 ELLIOTT AVENUE LLC, a Delaware limited liability company (“Landlord”), and OMEROS CORPORATION, a Washington corporation (“Tenant”).

RECITALS

A. WHEREAS, Landlord and Tenant entered into that certain Lease dated as of January 27, 2012 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of November 2, 2012 (the “First Amendment”) and together with the Original Lease and as the same may have been amended, amended and restated, supplemented or otherwise modified from time to time, the “Lease”), whereby Tenant leases certain premises (the “Original Premises”) from Landlord at 201 Elliott Avenue West in Seattle, Washington (the “Building”);

B. WHEREAS, Landlord desires to lease to Tenant and Tenant desires to lease from Landlord additional premises in the Building; and

C. WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Definitions. For purposes of this Second Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein. The Lease, as amended by this Second Amendment, is referred to herein as the “Amended Lease.” The Premises leased pursuant to the Original Lease shall be referred to herein as the “Original Lease Premises.”

2. Premises.

2.1. Effective as of the Additional Vivarium Commencement Date (as defined below), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, approximately five thousand one hundred seventy-seven (5,177) additional square feet of Rentable Area located in the Vivarium, as shown on Exhibit A attached hereto (the “Additional Vivarium Premises”), for use by Tenant in accordance with the Permitted Use and in accordance with all other terms and conditions of the Amended Lease. From and after the Additional Vivarium Commencement Date, (a) if the Additional Vivarium Commencement Date occurs prior to the First Expansion Commencement Date, the term “Premises,” as used in the Amended Lease, shall mean the Original Lease Premises plus the Additional Vivarium Premises, for a total of sixty-nine thousand six hundred sixty (69,660) square feet of Rentable Area or (b) if the Additional Vivarium Commencement Date occurs after the First Expansion Commencement Date, the term “Premises,” as used in the Amended Lease, shall mean the Original Lease Premises plus the

BioMed Realty form dated 4/12/12

Additional Vivarium Premises plus the First Expansion Premises, for a total of eighty-three thousand twenty-three (83,023) square feet of Rentable Area, and, in either case, the term “Tenant Vivarium Space,” as used in the Amended Lease, shall mean the initial Tenant Vivarium Space plus the Additional Vivarium Premises; provided, however, that, notwithstanding the foregoing, the terms “Premises” and “Tenant Vivarium Space,” as used in Sections 4.1, 4.2 and 4.5 of the Original Lease, shall refer only to the Original Premises (i.e., the Original Lease Premises plus the First Expansion Premises) and the initial Tenant Vivarium Space, as applicable; and provided, further, that, for purposes of this Second Amendment, references to the Premises, Term Commencement Date, Tenant’s Vivarium Space and Tenant Improvements, as used in Section 4.3 of the Original Lease, shall mean the Additional Vivarium Premises, Additional Vivarium Commencement Date, Additional Vivarium Premises and Additional Vivarium Improvements, respectively.

2.2. If the Additional Vivarium Commencement Date occurs before the First Expansion Commencement Date (as defined in the First Amendment), the last sentence of Section 2 of the First Amendment is hereby deleted and replaced with the following and shall be read in conjunction with this Second Amendment: “From and after the First Expansion Commencement Date, but subject to the proviso in the last sentence of Section 2.1 of this Second Amendment, the term “Premises,” as used in the Amended Lease, shall mean the Original Lease Premises plus the Additional Vivarium Premises plus the First Expansion Premises, for a total of eighty-three thousand twenty-three (83,023) square feet of Rentable Area.”

3. Additional Vivarium Term. The term of the Amended Lease with respect to the Additional Vivarium Premises (as the same may be earlier terminated in accordance with the Amended Lease, the “Additional Vivarium Term”) shall commence on the actual Additional Vivarium Commencement Date (as defined below) and end on the Term Expiration Date, subject to earlier termination in accordance with the Amended Lease.

3.1. Termination Option. Notwithstanding anything to the contrary in the Amended Lease, Tenant shall have the right to terminate the Amended Lease (except for those terms that, by their express provisions, survive the expiration or earlier termination thereof), but only with respect to the Additional Vivarium Premises, by providing written notice (the “Additional Vivarium Termination Notice”) to Landlord at least sixty (60) days prior to Tenant’s desired termination date (the “Additional Vivarium Termination Date”), which Additional Vivarium Termination Date shall be set forth in the Additional Vivarium Termination Notice. Subject to (a) Landlord’s timely receipt of the Additional Vivarium Termination Notice and (b) Tenant surrendering the Additional Vivarium Premises in the condition required under the Amended Lease, then, as of the Additional Vivarium Termination Date, the Amended Lease with respect to the Additional Vivarium Premises shall terminate and be of no further force or effect, and Landlord and Tenant shall be relieved of their respective obligations under the Amended Lease with respect to the Additional Vivarium Premises from and after the Additional Vivarium Termination Date, except with respect to those obligations set forth in the Amended Lease that expressly survive the expiration or earlier termination thereof, including payment by Tenant of all amounts owed by Tenant pursuant to the Amended Lease with respect to the Additional Vivarium Premises for the period up to and including the Additional Vivarium Termination Date. The termination right granted to Tenant pursuant to this Section shall automatically terminate and be of no further force or effect in the event that (y) Tenant assigns, subleases or otherwise Transfers the Additional Vivarium Premises or any portion thereof to other entities or persons, other than in connection with an Exempt Transfer (or in connection with any sublease approved by Landlord pursuant to Article 29 of the Original Lease), or (z) Tenant’s right to possession of the Additional Vivarium Premises has previously been terminated. The termination right granted to Tenant pursuant to this Section is personal to Tenant and any Permitted Transferees, and may not be exercised by any other assignee, sublessee or transferee of Tenant’s or a Permitted Transferee’s interest in the Amended Lease.

4. Possession and Additional Vivarium Commencement Date.

4.1. Landlord shall use commercially reasonable efforts to tender possession of the Additional Vivarium Premises to Tenant on November 16, 2012 (the “Estimated Additional Vivarium Commencement Date”), with the work (the “Additional Vivarium Improvements”) described on Exhibit B attached hereto Substantially Complete. Tenant agrees that, in the event such work is not Substantially Complete on or before the Estimated Additional Vivarium Commencement Date for any reason, then (a) this Second Amendment shall not be void or voidable, (b) Landlord shall not be liable to Tenant for any loss or damage resulting therefrom and (c) Tenant shall not be responsible for the payment of any Base Rent or Tenant’s Share of Operating Expenses, in each case with respect to the Additional Vivarium Premises, until the actual Additional Vivarium Commencement Date occurs. Notwithstanding anything in the Amended Lease to the contrary, Landlord’s obligation to timely achieve Substantial Completion shall be subject to extension on a day-for-day basis as a result of Excusable Delays.

4.2. The “Additional Vivarium Commencement Date” shall be the later of (a) the Estimated Additional Vivarium Commencement Date and (b) the day Landlord tenders possession of the Additional Vivarium Premises to Tenant with the Additional Vivarium Improvements Substantially Complete. If possession is delayed by action of Tenant or its agents, employees or contractors, then the Additional Vivarium Commencement Date shall be the date that the Additional Vivarium Commencement Date would have occurred but for such delay. Tenant shall execute and deliver to Landlord written acknowledgment of the actual Additional Vivarium Commencement Date within ten (10) days after Tenant takes occupancy of the Additional Vivarium Premises, in the form attached as Exhibit C hereto. Failure to execute and deliver such acknowledgment, however, shall not affect the Additional Vivarium Commencement Date or Landlord’s or Tenant’s liability hereunder. Failure by Tenant to obtain validation by any medical review board or other similar governmental licensing of the Additional Vivarium Premises required for the Permitted Use by Tenant shall not serve to extend the Additional Vivarium Commencement Date.

5. Base Rent. Tenant shall pay to Landlord as Base Rent for the Additional Vivarium Premises, commencing on the Additional Vivarium Commencement Date, the following sums:

Dates*	Square Feet of Rentable Area	Annual Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
Additional Vivarium Commencement Date-Month 12	5,177	$60.00	$25,885.00	$310,620.00
Months 13-24	5,177	$61.80	$26,661.55	$319,938.60
Months 25-36	5,177	$63.65	$27,461.40	$329,536.76
Months 37-48	5,177	$65.56	$28,285.24	$339,422.86
Months 49-60	5,177	$67.53	$29,133.80	$349,605.55
Months 61-72	5,177	$69.56	$30,007.81	$360,093.71
Months 73-84	5,177	$71.64	$30,908.04	$370,896.52
Months 85-96	5,177	$73.79	$31,835.29	$382,023.42
Months 97-108	5,177	$76.01	$32,790.34	$393,484.12
Months 109-120	5,177	$78.29	$33,774.05	$405,288.65
Months 121-132	5,177	$80.63	$34,787.28	$417,447.31
Months133-144	5,177	$83.05	$35,830.89	$429,970.72
Months 145-156	5,177	$85.55	$36,905.82	$442,869.85
Months 157-168	5,177	$88.11	$38,013.00	$456,155.94
Months 169-180	5,177	$90.76	$39,153.39	$469,840.62

*	All months referred to in the above table are in reference to the Term (as defined in the Original Lease), as opposed to the Additional Vivarium Term.

6. Pro Rata Share.

6.1. Tenant’s Pro Rata Share of the Project with respect to the Additional Vivarium Premises shall be 3.42%. As of the Additional Vivarium Commencement Date, (a) if the Additional Vivarium Commencement Date occurs prior to the First Expansion Commencement Date, Tenant’s Pro Rata Share of the Project for the entire Premises (i.e., the Original Lease Premises plus the Additional Vivarium Premises) shall be 46.07%; provided that, as a result of Tenant’s partial Operating Expense abatement set forth in Section 2.2 of the Original Lease, Tenant’s Pro Rata Share of the Project from the Additional Vivarium Commencement Date through month twenty-four (24) of the Term (as defined in the Original Lease) shall be 36.49% or (b) if the Additional Vivarium Commencement Date occurs after the First Expansion Commencement Date, Tenant’s Pro Rata Share of the Project for the entire Premises (i.e., the Original Lease Premises plus the First Expansion Premises plus the Additional Vivarium Premises) shall be 54.91%; provided that, as a result of Tenant’s partial Operating Expense abatement set forth in Section 2.2 of the Original Lease, Tenant’s Pro Rata Share of the Project from the Additional Vivarium Commencement Date through month twenty-four (24) of the Term (as defined in the Original Lease) shall be 43.35%.

6.2. If the Additional Vivarium Commencement Date occurs before the First Expansion Commencement Date, then, the last sentence of Section 8 of the First Amendment is hereby deleted and replaced with the following and shall be read in conjunction with this Second Amendment: “As of the First Expansion Commencement Date, Tenant’s Pro Rata Share of the Project for the entire Premises (i.e., the Original Lease Premises plus the Additional Vivarium Premises plus the First Expansion Premises) shall be 54.91%; provided that, as a result of Tenant’s partial Operating Expense abatement set forth in Section 2.2 of the Original Lease, Tenant’s Pro Rata Share of the Project from the Additional Vivarium Commencement Date through month twenty-four (24) of the Term (as defined in the Original Lease) shall be 43.35%.”

7. Condition of Additional Vivarium Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Additional Vivarium Premises, the Building or the Project, or with respect to the suitability of the Additional Vivarium Premises, the Building or the Project for the conduct of Tenant’s business. Tenant acknowledges that (a) it is fully familiar with the condition of the Additional Vivarium Premises and agrees to take the same in its condition “as is” as of the Additional Vivarium Commencement Date and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Additional Vivarium Premises for Tenant’s occupancy or to pay for or construct any improvements to the Additional Vivarium Premises, except with respect to the Additional Vivarium Improvements. Upon Substantial Completion of the Additional Vivarium Improvements, the parties shall perform a walkthrough of the Additional Vivarium Premises and mutually agree upon any items that should be added to the punch list such that (y) the Additional Vivarium Improvements are in compliance with Exhibit B attached hereto and (z) Landlord’s delivery obligations in the following sentence shall be satisfied. Notwithstanding anything in this Amended Lease to the contrary, Landlord agrees that, as of the Additional Vivarium Commencement Date, the Additional Vivarium Premises shall comply with all Applicable Laws. To the extent that the Additional Vivarium Premises do not comply with Applicable Laws as of the Additional Vivarium Commencement Date, Landlord shall promptly correct the same at its sole cost. Tenant’s taking of possession of the Additional Vivarium Premises shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the Additional Vivarium Premises, the Building and the Project were at such time in good, sanitary and satisfactory condition and repair.

8. Sales Tax Deferral. Sales and Use Tax otherwise applicable to the Additional Vivarium Improvements may be eligible for the Tax Deferral. Any such eligible construction shall be included in the term “Qualifying Investment.” Any Tax Deferral received as a result of work in connection with this Second Amendment shall be included in the Actual Deferral and shall be subject to Section 4.7 of the Original Lease; provided, however, that Landlord has previously satisfied its obligation in such Section to file an application with the DOR seeking the Tax Deferral.

9. Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Second Amendment and agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.

10. No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

11. Notices. Tenant confirms that, notwithstanding anything in the Lease to the contrary, from and after the Term Commencement Date, notices delivered to Tenant pursuant to the Amended Lease should be sent to:

Omeros Corporation

201 Elliott Avenue West

Seattle, Washington 98119

Attn: Chief Executive Officer

E-mail: gdemopulos@omeros.com;

with a copy to:

Omeros Corporation

201 Elliott Avenue West

Seattle, Washington 98119

Attn: General Counsel

E-mail: mkelbon@omeros.com.

Tenant confirms that, prior to the Term Commencement Date, notices delivered to Tenant pursuant to the Amended Lease should be sent to the address set forth in Section 2.10 of the Original Lease.

12. Effect of Second Amendment. Except as modified by this Second Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Second Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Second Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Second Amendment.

13. Miscellaneous. This Second Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Second Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

14. Counterparts. This Second Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

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IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Second Amendment.

LANDLORD:

BMR-201 ELLIOTT AVENUE LLC,

a Delaware limited liability company

By:	/s/ Kevin M. Simonsen
Name:	Kevin M. Simonsen
Title:	VP, Real Estate Counsel

TENANT:

OMEROS CORPORATION,

a Washington corporation

By:	/s/ Gregory A. Demopulos
Name:	Gregory A. Demopulos, M.D.
Title:	Chairman and CEO

EXHIBIT A

ADDITIONAL VIVARIUM PREMISES

Note: All fixtures, furniture and equipment depicted on the attached diagram are for reference purposes only and shall not be deemed to be included in the Additional Vivarium Premises.

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EXHIBIT B

ADDITIONAL VIVARIUM IMPROVEMENTS

50% Construction Documents (the “50% CDs”) (Note: All fixtures, furniture and equipment shown on the 50% CDs are for reference purposes only and shall not be deemed to be included in the Additional Vivarium Improvements. For purposes of clarity, any portion of the 50% CDs that apply to portions of the Building outside the Additional Vivarium Premises shall not be included in the scope of the Additional Vivarium Improvements).

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EXHIBIT C

ACKNOWLEDGEMENT OF ADDITIONAL VIVARIUM COMMENCEMENT DATE

THIS ACKNOWLEDGEMENT OF ADDITIONAL VIVARIUM COMMENCEMENT DATE is entered into as of [            ], 20[    ], with reference to that certain Lease dated as of January 27, 2012, as amended by that certain First Amendment to Lease dated as of November 2, 2012 (the “First Amendment”) and that certain Second Amendment to Lease dated as of [            ], 2012 (the “Second Amendment,” collectively, and as the same may have been amended, amended and restated, supplemented or otherwise modified from time to time, the “Lease”), by OMEROS CORPORATION, a Washington corporation (“Tenant”), in favor of BMR-201 ELLIOTT AVENUE LLC, a Delaware limited liability company (“Landlord”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

Tenant hereby confirms the following:

1. [Tenant accepted possession of the Additional Vivarium Premises for use in accordance with the Permitted Use on [            ], 20[    ]. Tenant first occupied the Additional Vivarium Premises for the Permitted Use on [            ], 20[    ].][OR][Tenant accepted possession of the Additional Vivarium Premises for construction of improvements or the installation of personal or other property on [            ], 20[    ], and for use in accordance with the Permitted Use on [            ], 20[    ]. Tenant first occupied the Additional Vivarium Premises for the Permitted Use on [            ], 20[    ].]

2. The Additional Vivarium Premises are in good order, condition and repair.

3. The Additional Vivarium Improvements are Substantially Complete.

4. All conditions of the Lease to be performed by Landlord as a condition to the full effectiveness of the Lease have been satisfied, and Landlord has fulfilled all of its duties in the nature of inducements offered to Tenant to lease the Additional Vivarium Premises.

5. In accordance with the provisions of Section 4 of the Second Amendment, the Additional Vivarium Commencement Date is [            ], 20[    ], and, unless the Lease with respect to the Additional Vivarium Premises is terminated prior to the Term Expiration Date pursuant to its terms, the Additional Vivarium Term shall expire on the Term Expiration Date.

6. The Lease is in full force and effect, and the same represents the entire agreement between Landlord and Tenant concerning the Premises[, except [            ]].

7. Tenant has no existing defenses against the enforcement of the Lease by Landlord, and there exist no offsets or credits against Rent owed or to be owed by Tenant.

8. The obligation to pay Rent is presently in effect and all Rent obligations on the part of Tenant under the Lease commenced to accrue on [            ], 20[    ], with Base Rent for the Additional Vivarium Premises payable on the dates and amounts set forth in the chart below:

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Dates*	Square Feet of Rentable Area	Annual Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
Additional Vivarium Commencement Date-Month 12	5,177	$60.00	$25,885.00	$310,620.00
Months 13-24	5,177	$61.80	$26,661.55	$319,938.60
Months 25-36	5,177	$63.65	$27,461.40	$329,536.76
Months 37-48	5,177	$65.56	$28,285.24	$339,422.86
Months 49-60	5,177	$67.53	$29,133.80	$349,605.55
Months 61-72	5,177	$69.56	$30,007.81	$360,093.71
Months 73-84	5,177	$71.64	$30,908.04	$370,896.52
Months 85-96	5,177	$73.79	$31,835.29	$382,023.42
Months 97-108	5,177	$76.01	$32,790.34	$393,484.12
Months 109-120	5,177	$78.29	$33,774.05	$405,288.65
Months 121-132	5,177	$80.63	$34,787.28	$417,447.31
Months133-144	5,177	$83.05	$35,830.89	$429,970.72
Months 145-156	5,177	$85.55	$36,905.82	$442,869.85
Months 157-168	5,177	$88.11	$38,013.00	$456,155.94
Months 169-180	5,177	$90.76	$39,153.39	$469,840.62

9. The undersigned Tenant has not made any prior assignment, transfer, hypothecation or pledge of the Lease or of the rents thereunder or sublease of the Premises or any portion thereof.

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IN WITNESS WHEREOF, Tenant has executed this Acknowledgment of Additional Vivarium Commencement Date as of the date first written above.

TENANT:

OMEROS CORPORATION, a Washington corporation

By:
Name:
Title:

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